UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

cbdMD, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Westinghouse Blvd., Suite A
Charlotte, NC 28273
(704)445-3060
(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 26, 2024, cbdMD, Inc. filed a Current Report on Form 8-K (SEC Accession No. 0001437749-24-027762) (the “Original 8-K”).  The Original 8-K erroneously stated that the cbdMD, Inc. (the “Company”) had a stockholders’ deficit of $3.1 million as of March 31, 2024 when it should have stated that the Company had stockholders’ equity of $3.1 million as of March 31, 2024.

Item 3.01 Notice Of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2024, the Company received notice from the NYSE American LLC (“NYSE American”) that it had accepted the Company’s plan to regain compliance with the NYSE American continued listing standards and granted a plan period through December 5, 2025 (“Deadline Date”). As previously disclosed on June 5, 2024, the Company received a letter from the NYSE American LLC stating that the Company was not in compliance with the continued listing standards set forth in Sections 1003(a)(ii) of the NYSE American Company Guide. Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported a stockholders’ equity of $3.1 million as of March 31, 2024, and has had losses from continuing operations and/or net losses in three of its four most recent fiscal years ended September 30, 2023.

During the plan period, the Company will be subject to quarterly review to determine if it is making progress consistent with the plan. If the Company does not regain compliance with the NYSE American listing standards by the Deadline Date, or if the Company does not make sufficient progress consistent with its plan, then the NYSE American may initiate delisting proceedings.

The Company’s preferred stock and common stock will continue to be listed on the NYSE American during the plan period pursuant to an extension. The Company's receipt of such notification from the NYSE American does not affect the Company's business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

The Company can provide no assurances that it will be able to make progress with respect to its plan that NYSE American will determine to be satisfactory, that it will regain compliance with Section 1003(a)(ii) of the Company Guide on or before the Deadline Date, or that developments and events occurring subsequent to the Company’s formulation of the plan or its acceptance by the NYSE American will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with Section 1003(a)(ii) of the Company Guide on or before the Deadline Date or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: August 30, 2024	By:	/s/ T. Ronan Kennedy
Name: T. Ronan Kennedy
Title: Chief Executive Officer and Chief Financial Officer